UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2021

Date of Report (Date of earliest event reported)

RED METAL RESOURCES LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA, CANADA	000-52055	20-2138504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

278 Bay Street, Suite 102
Thunder Bay, ON		P7B 1R8
(Address of principal executive offices)		(Zip Code)

1 (807) 345-5380

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 15, 2021, Red Metal Resources Ltd. (the “Company”) closed its non-brokered private placement (the “Private Placement”) of 6,460,872 Subscription Receipts (the “Subscription Receipts”) at a purchase price of CAD$0.15 per Subscription Receipt for gross proceeds of CAD$969,131.

In connection with the Private Placement, the Company entered into a subscription receipt agreement with Computershare Trust Company dated June 15, 2021 (the “SR Agreement”) pursuant to which the proceeds of the Private Placement (the “Escrowed Funds”) have been deposited in escrow. The Escrowed Funds will be held in escrow pending satisfaction of the escrow release conditions in full pursuant to the terms of the SR Agreement (the “Escrow Release Conditions”), including but not limited to the Company completing the listing of its common shares on a recognized stock exchange in Canada. Upon satisfaction of the Escrow Release Conditions (the “Escrow Release Date”), the Escrowed Funds, after deducting certain finder's fees payable in connection with the Private Placement, will be released to the Company and each Subscription Receipt will be automatically converted without any further action on the part of the holder thereof into one SR Unit (as defined below).

The foregoing description of the SR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of SR Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Private Placement, the Company agreed to pay finders fees to certain registered broker dealers payable on the Escrow Release Date consisting of: (1) a cash commission in an amount equal to 7% of the gross proceeds raised from subscribers to the Private Placement who were introduced by such finders, and (2) finders warrants in an amount equal to 7% of the number of Subscription Receipts purchased by subscribers introduced by such finders to the Company (the “Finder's Warrants”). The Finder's Warrants will be on the same terms as the SR Warrants as defined below.

Each SR Unit will consist of one common share of the Company (each a “Share”) and one common share purchase warrant (each a “SR Warrant”). Each SR Warrant will entitle the holder thereof to purchase an additional common share of the Company at a price of CAD$0.30 per common share, if exercised during the first year following the Escrow Release Date, and at a price of CAD$0.60, if exercised during the second year following the Escrow Release Date. Pursuant to the terms of the Private Placement, in the event that the Company does not meet the Escrow Release Conditions by September 30, 2021 (or such later date as may be agreed to by the Company), the escrow agent shall return to the holders of the Subscription Receipts an amount equal to the aggregate purchase price paid for the Subscription Receipts held by each holder, and each Subscription Receipt shall be cancelled and be of no further force or effect. The SR Units and all underlying securities to be issued pursuant to the Private Placement will be subject to a four-month hold period under applicable Canadian securities laws.

A total of 6,460,872 Subscription Receipts were issued, the total number of Shares issuable upon conversion of the Subscription Receipts is 6,460,872, and the total number of Shares issuable upon the exercise of the SR Warrants is 6,460,872 in the aggregate.

None of the Subscription Receipts, Shares, SR Warrants nor the Shares issuable upon exercise or conversion thereof, has been registered under the Securities Act of 1933 and none may be offered or sold absent registration or an applicable exemption from registration. The Company does not plan to register the Subscription Receipts, Shares, SR Warrants or Shares issuable upon exercise or conversion thereof. Neither this Current Report on Form 8-K, nor the exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company intends to use the net proceeds from the Private Placement, including any proceeds resulting from a cash exercise of the SR Warrants, to advance the Company's flagship Carrizal copper-gold-cobalt property in Atacama, Chile, and general working capital purposes.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The above-described sale and issuance of the Units, Shares, and SR Warrants (and the issuance of Shares upon exercise thereof) have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and/or Regulation S, as the case may be, as transactions by an issuer not involving a public offering, in which the subscribers are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with an distribution thereof. The Company relied on this exemption from registration based in part on representations made by the subscribers.

ITEM 7.01 REGULATION FD DISCLOSURE

On June 16, 2021, the Company issued a news release announcing the completion of the above-described Private Placement. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Subscription Receipt Agreement between Red Metal Resources Ltd. and Computershare Trust Company of Canada dated June 15, 2021
99.1	News Release dated June 16, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RED METAL RESOURCES LTD.

Date: June 23, 2021	By: /s/ Caitlin Jeffs
Caitlin Jeffs
CEO and President